SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2004

BOSTON EDISON COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	1-2301	04-1278810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Boylston Street

Boston, Massachusetts 02199

(Address, of principal executive offices, including zip code)

(617) 424-2000

(Registrant’s Telephone number including area code)

Item 5. OTHER EVENTS

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of Boston Edison Company previously filed with the Securities and Exchange Commission (File No. 333-111476), which Registration Statement was declared effective by the Commission on January 9, 2004 (the “Registration Statement”), Boston Edison Company is filing an Underwriting Agreement dated April 13, 2004 among Boston Edison Company, Banc One Capital Markets, Inc. and Citigroup Global Markets Inc. as Exhibit 1.1 to the Registration Statement, a Pricing Agreement dated April 13, 2004 among Boston Edison Company, Banc One Capital Markets, Inc. and Citigroup Global Markets Inc., as Representatives of the several Underwriters, as Exhibit 1.2 to the Registration Statement, votes of the Board of Directors of Boston Edison Company, dated December 11, 2003, establishing the 4.875% Debentures under the Indenture dated as of September 1, 1998 between Boston Edison and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee, together with the related Officer’s Certificate dated April 13, 2004, as Exhibit 4.2 to the Registration Statement, a form of 4.875% Debenture due April 15, 2014 to be issued by Boston Edison Company as Exhibit 4.3 to the Registration Statement and an opinion of Ropes & Gray LLP regarding the validity of such debentures as Exhibit 5.2 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON EDISON COMPANY

By	/s/ ROBERT J. WEAFER, JR.
Name:	Robert J. Weafer, Jr.
Title:	Vice President, Controller and Chief Accounting Officer

Date: April 14, 2004

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated April 13, 2004 among Boston Edison Company, Banc One Capital Markets, Inc. and Citigroup Global Markets Inc.

Exhibit 1.2	Pricing Agreement dated April 13, 2004 among Boston Edison Company, Banc One Capital Markets, Inc. and Citigroup Global Markets Inc.

Exhibit 4.2	Votes of the Board of Directors of Boston Edison Company, dated December 11, 2003, establishing the 4.875% Debentures under the Indenture dated as of September 1, 1998 between Boston Edison and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee, together with the related Officer’s Certificate dated April 13, 2004.

Exhibit 4.3	A form of 4.875% Debenture due April 15, 2014.

Exhibit 5.2	Opinion of Ropes & Gray LLP.

Exhibit 23.2	Consent of Ropes & Gray LLP (included in Opinion filed herewith as Exhibit 5.2).